UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2015

Guaranty Bancorp

(Exact name of registrant as specified in its charter)

Delaware	000-51556	41-2150446
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

1331 Seventeenth St., Suite 200 Denver, CO	80202
(Address of principal executive offices)	(Zip Code)

(303) 675-1194
(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07       Submission of Matters to a Vote of Security Holders.

On May 5, 2015, Guaranty Bancorp (the “Company”) held its 2015 Annual Meeting of Stockholders (the “Annual Meeting”). The proposals voted on at the Annual Meeting and the final voting results are as follows:

1)	Proposal 1.

With respect to the proposal to elect nine members of the Company’s Board of Directors, the following persons were elected to serve as directors of the Company and received the number of votes set forth opposite their respective names:

Nominee	For	Against	Abstain	Broker Non-Votes
Edward B. Cordes	17,916,091	17,687	100	1,758,894
John M. Eggemeyer	17,910,162	23,616	100	1,758,894
Keith R. Finger	17,910,864	22,914	100	1,758,894
Stephen D. Joyce	16,963,262	970,616	0	1,758,894
Gail H. Klapper	16,892,198	1,041,680	0	1,758,894
Stephen G. McConahey	17,910,726	23,152	0	1,758,894
Paul W. Taylor	17,912,533	21,345	0	1,758,894
W. Kirk Wycoff	17,872,190	61,688	0	1,758,894
Albert C. Yates	16,884,532	1,049,346	0	1,758,894

2) Proposal 2. The proposal to approve the Company’s 2015 Long-Term Incentive Plan was approved by the following vote:

For	Against	Abstain	Non-Votes
17,220,235	353,632	360,011	1,758,894

3) Proposal 3.  The proposal to ratify the appointment of Crowe Horwath LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2015 was approved by the following vote:

For	Against	Abstain	Non-Votes
19,665,534	27,218	20	-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GUARANTY BANCORP

By:	/s/ Christopher G. Treece
Name: Christopher G. Treece
Title: Executive Vice President, Chief Financial Officer and Secretary

Date:  May 7, 2015